UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2025

Galaxy Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-262378	87-0836313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)
(212) 390-9216
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 13, 2025, Galaxy Digital Inc. (“Galaxy”) issued a press release (the “Press Release”) regarding its financial results for the quarter ended March 31, 2025. As previously announced, Galaxy will host a conference call on May 13, 2025 at 8:30 a.m. Eastern Time to discuss its financial results for the quarter ended March 31, 2025.
On May 13, 2025, Galaxy also published quarterly update slides (the “Quarterly Update Presentation”) related to its financial results for the quarter ended March 31, 2025 and a financial supplement (the “Financial Supplement”) providing the consolidated statements of income and balance sheets for each of the quarters ended March 31, 2022 through March 31, 2025. Copies of the Press Release, Quarterly Update Presentation and Financial Supplement are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 13, 2025.
99.2	Quarterly Update Presentation, dated May 13, 2025.
99.3	Financial Supplement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY DIGITAL INC.

Dated: May 13, 2025	By:	/s/ Anthony Paquette
Anthony Paquette
Chief Financial Officer